Exhibit 99.1

FOR IMMEDIATE RELEASE
February 9, 2014	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q1 RESULTS

Total Sales +33% with New Good Times & Bad Daddy’s Restaurants Topping Expectations

Good Times Same Store Sales Increase 8% in Q1 and 13% in January

Conference Call Tuesday, February 10, 2015, at 9:00 a.m. MST/11:00 EST

(GOLDEN, CO) Good Times Restaurants Inc. (GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick service restaurant chain focused on fresh, high quality, all natural products and a licensee of Bad Daddy’s Burger Bar, a full service, upscale concept today announced its preliminary unaudited financial results for the first fiscal quarter ended December 31, 2014.

Key highlights of the Company’s financial results include:

•
Same store sales for company-owned Good Times restaurants increased 8% for the quarter and 13% in January 2015 on top of last year’s increases of 17% and 14%, respectively, including the eighteenth consecutive quarter of increasing same store sales

•	The new Good Times restaurant that opened on November 21, 2014 continues to generate average weekly sales that are 40% - 50% greater than the system sales average

•	Restaurant Level Operating Profit for Good Times restaurants increased 8%, or $67,000 over last year during the quarter despite an unprecedented spike in commodity costs (see schedule below)

•
Restaurant Level Operating Profit for Bad Daddy’s restaurants was $110,000 during the quarter (see schedule below) with the Company’s second restaurant continuing to generate the highest average weekly sales in the Bad Daddy’s system and a Restaurant Level Operating Profit margin of 20%

•
The Restaurant Level Operating Profit margin for Good Times restaurants decreased by 50 basis points to 14.6% from 15.1% last year despite an increase of 2.6% in food and packaging costs during the quarter (see schedule below)

•	Preopening costs related to the development of new Bad Daddy’s Burger Bar restaurants in Colorado and a new Good Times restaurant were $237,000 during the quarter

•	Subsequent to the quarter’s end, the Company announced the opening of a new Bad Daddy’s restaurant on January 7, 2015

•
Net Loss for the quarter increased to $361,000 from $159,000 last year, with an increase in general and administrative expenses of $211,000 from last year related to Bad Daddy’s development, management bonuses, stock compensation expense, an increase in investor relations expenses and with preopening expenses $89,000 higher than in the same quarter last year

•	The Company ended the quarter with $11.5 million in cash with long term debt of $530,000

Boyd Hoback, President & CEO said “Our third Bad Daddy’s restaurant that opened in January, and the newest Good Times restaurant that opened in November, both exceeded our sales expectations.  As a result, we anticipate that our operating margins will improve throughout the fiscal year.  We currently have the two highest average sales Bad Daddy’s restaurants out of the eleven open in the system, and our new Good Times restaurant continues to generate the second highest weekly sales out of all of the Good Times restaurants. We have new products in development that we plan to rollout in fiscal 2015 along with the reimaging and remodeling of our older stores, which we believe will continue our sales momentum even as we continue to compare to the double digit increases from last year.”

Hoback added “As we expected and reported last quarter, we experienced an unprecedented spike in commodity costs during our first quarter combined with a shift in our annual Juvenile Diabetes Research Foundation [JDRF] charitable promotional campaign to earlier in the year, which negatively impacted our cost of sales.  However, also as expected, we have already seen bacon, dairy, produce and oil costs decline significantly, and we took a small menu price increase at Good Times in January. As a result, we anticipate our food and packaging costs will decline meaningfully as a percentage of sales during our second fiscal quarter, but they will probably remain slightly higher than last year due to continued high beef costs.”

The Company reported that it is on track with its remodeling of older Good Times restaurants and that it plans to use the interior design elements from its newest Good Times in the remodeling of its older restaurants with dining rooms. Hoback said, “We anticipate opening a new prototype design Good Times restaurant in spring 2015. We are also in the design and engineering process for the remodel of several of our older dining room stores, as we have only reimaged our older drive thru only stores to-date.   Because our Good Times concept continues to deliver significant top line growth and a compelling unit level economic model, we are evaluating how best to grow the concept beyond Colorado.”

Regarding Bad Daddy’s development, Hoback said “We continue to improve our operating systems and margins and our second Bad Daddy’s that opened in July 2014 generated a Restaurant Level Operating Profit of 20% during the first quarter, which includes an estimated additional 3% of sales labor expense due to Colorado’s minimum tip credit wage of $5.21 per hour as of January 2015 versus the federal minimum tip credit wage of $2.13 per hour.  While still in its honeymoon period, our third Colorado Bad Daddy’s is second only in average weekly sales to our Northglenn Bad Daddy’s, which continues to be the highest average sales restaurant out of all Bad Daddy’s, so we are excited about the four additional Bad Daddy’s we expect to develop in 2015, all of which are in upscale retail areas.”

Conference Call
Management will host a conference call to discuss its first quarter of fiscal 2015 financial results on Tuesday, February 10, 2015 at 9:00 a.m. Mountain/11:00 a.m. Eastern Time.  Hosting the call will be Boyd Hoback, President and Chief Executive Officer, Scott LeFever, Chief Operating Officer and Susan Knutson, Controller.

The conference call can be accessed live over the phone by dialing (866) 209-0088.  The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com under the Investor Homepage “Events & Presentations” section. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, in its wholly owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all natural hamburgers, 100% all natural chicken tenderloins, fresh frozen custard, fresh cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises 37 restaurants.

GTIM also operates Bad Daddy’s Burger Bar restaurants as a licensee of the concept through its wholly owned subsidiary, BD of Colorado LLC and plans to franchise Bad Daddy’s Burger Bar restaurants through its 48% ownership of Bad Daddy’s Franchise Development LLC.  Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K/A for the fiscal year ended September 30, 2014 filed with the SEC.  Although Good Times may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

INVESTOR RELATIONS CONTACTS:
Good Times Restaurants Inc.
Boyd E. Hoback, President and CEO, (303) 384-1411
Christi Pennington (303) 384-1440
Gary Heller (914) 813-8547
Mike Porter, Porter, LeVay & Rose (212) 564-4700

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands, except per share amounts)

	Three Months Ended December 31,
Statement of Operations	2014	2013
Net Revenues:
Restaurant sales	$7,776	$5,829
Franchise revenues	89	82
Total net revenues	7,855	5,911

Restaurant Operating Costs:
Food and packaging costs	2,749	1,939
Payroll and other employee benefit costs	2,657	1,982
Restaurant occupancy costs	1,001	829
Other restaurant operating costs	337	198
New store preopening costs	237	148
Depreciation and amortization	221	143
Total restaurant operating costs	7,202	5,239

General and administrative costs	719	508
Advertising costs	277	234
Franchise costs	26	22
Gain on disposal of restaurants and equipment	(6)	(6)
Loss from Operations	(363)	(86)

Other Income (Expenses):
Interest expense, net	3	2
Other expense	(2)	(3)
Affiliate investment income (loss)	1	(72)
Total other income (expenses), net	2	(73)
Net Loss	$(361)	$(159)
Income attributable to non-controlling interest	(49)	(64)
Net Loss attributable to Good Times Restaurants Inc	$(410)	$(223)
Preferred stock dividends	0	30
Net Loss attributable to common shareholders	$(410)	$(253)

Basic and diluted loss per share:
Net loss attributable to common shareholders	$(0.04)	$(0.05)

Weighted Average Common Shares Outstanding:
Basic & Diluted	9,179	4,926

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands, except per share amounts)

	December 31,	September 30,
Balance Sheet Data	2014	2014
	(In thousands)
Cash & cash equivalents	$11,497	$9,894
Current assets	11,976	10,391
Property and Equipment, net	7,327	5,754
Other assets	781	736
Total assets	$20,084	$16,881

Current liabilities, including capital lease obligations and long- term debt due within one year	2,534	2,550
Long-term debt due after one year	530	177
Capital lease obligations due after one year	35	42
Other liabilities	776	791
Total liabilities	$3,875	$3,560
Stockholders’ equity	$16,209	$13,321

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss from Operations and Net Loss
(In thousands, except percentage data)

	Good Times Drive Thru Inc.				Bad Daddy’s of Colorado, LLC
	Three Months Ended December 31,				Three Months Ended December 31,
	2014		2013		2014		2013
Restaurant Sales	$6,515	98.7%	$5,829	98.6%	$1,251	100%	$0
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	2,340	35.9%	1,939	33.3%	409	32.7%	0
Payroll and other employee benefit costs	2,115	32.5%	1,982	34.0%	542	43.3%	0
Restaurant occupancy costs	888	13.6%	827	14.2%	113	9.0%	2
Other restaurant operating costs	222	3.4%	198	3.4%	77	6.2%	0
Restaurant-level operating profit	$950	14.6%	$883	15.1%	$110	8.8%	$(2)

Franchise royalty income and (expense)	89	1.3%	82	1.4%	(38)	(3.0%)

Deduct - Other operating:
Depreciation and amortization	158	2.4%	142	2.4%	63	5.0%	1
General and administrative	630	9.5%	463	7.8%	89	7.1%	45
Advertising costs	263	4.0%	234	4.0%	14	1.1%	0
Franchise costs	26	0.4%	22	0.4%	0	0.0%	0
Gain on disposal of restaurants and equipment	(6)	(0.1%)	(6)	(0.1%	0	0.0%	0
Preopening costs	64	1.0%	0	0.0%	173	13.8%	148
Total other operating	$1,135	17.2%	$855	14.5%	$339	27.1%	$194

Income (loss) from Operations	$(96)	(1.5%)	$110	1.9%	$(267)	(21.3%)	$(196)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation.  The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The table below sets forth certain unaudited information for the three and twelve months ended September 30, 2014 and September 30, 2013, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Income or Loss to Non-GAAP Adjusted EBITDA
(In thousands)

Good Times Restaurants Inc.

	Three Months Ended December 31,
	2014	2013
Net loss as reported	$(361)	$(159)

Adjustments to net loss:
Interest income, net	(3)	(2)
Depreciation & Amortization	221	143
Affiliate investment loss (income)	(1)	72
Preopen expense	237	148
Non-cash stock based compensation	67	32
Non-cash disposal of assets	(6)	(6)
Adjusted EBITDA	$154	$228

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.